EXHIBIT 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the common stock, par value $0.01 per share of Hunt Companies Finance Trust, Inc., a Maryland corporation.  This Joint Filing Agreement shall be included as an Exhibit to such joint filing, and may be executed in any number of counterparts all of which together shall constitute one and the same instrument.
In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement.
Date: January 9, 2020
HUNT COMPANIES EQUITY HOLDINGS, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT REC HOLDINGS, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT FINANCIAL SECURITIES, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT FS HOLDINGS II, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT CAPITAL HOLDINGS, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT FS HOLDINGS, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT COMPANY, LLC

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

HUNT COMPANIES, INC.

By:	/s/ Kara Harchuck
	Name:	Kara Harchuck
	Title:	Executive Vice President

/s/ Paul Donnelly
James Christopher Hunt
By:	Paul Donnelly, Attorney-in-Fact